SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 9, 2002

                           MARKLAND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                                     Florida
         (State or other jurisdiction of incorporation or organization)


       000-28863                                        84-1331134
 (Commission File Number)                   (IRS Employer Identification Number)


                                      #207
                                 54 Danbury Road
                              Ridgefield, CT 06877
                    (Address of principal executive offices)

                                 (203) 946-3058
              (Registrant's telephone number, including area code)



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            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS


         This report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend the forward-looking  statements  to be covered  by the safe  harbor  provisions  for forward-looking statements in these sections. All statements regarding our expected financial position, business and financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "project," "designed," "estimate," "plan" and "continue." Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. These forward-looking statements generally relate to plans and objectives for future operations and are based upon reasonable estimates and assumptions regarding future results or trends. These forward looking statements are subject to certain risks, uncertainties and assumptions relating to Markland Technologies, Inc. ("Markland", the "Company", "we" or "our"). Factors that could cause actual results to differ materially from Markland expectations include the uncertainty regarding Markland's ability to repay existing indebtedness, lack of continuing operations, possible inability of Markland to continue in business and other risks detailed from time to time in Markland's SEC reports. No assurance can be given that investors of Markland will retain any level of value. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's future performance and actual results of operations may vary significantly from those anticipated, projected, believed, expected , intended or implied. The Company undertakes no obligation to update any of the forward-looking statements which speak only as of the date they were made.

Item 1.   Change of Control

On December 9, 2002 in connection with the Exchange Agreement dated as of December 9, 2002 by and among Eurotech, Ltd. ("Eurotech"), the Company, Crypto.com, Inc., ("Crypto", a wholly-owned subsidiary of Eurotech), Secured Technology, Inc., ipPartners, Inc., Markland LLC and James LLC (the "Exchange"), Eurotech, and Crypto agreed to license and transfer certain intellectual property to a newly formed subsidiary of Company, in exchange for 239,927,344 of the Company's newly issued common stock (the "Exchange Shares"). The Exchange Shares constitute 80% of the Company's outstanding common stock making the Company a majority-owned subsidiary of Eurotech.

As a result of the Exhcange, Eurotech shall beneficially own 80% of the Company's voting securities. Eurotech is a public company, whose common stock is registered under the Exchange Act. Prior to the Exchange, Markland LLC and James LLC controlled the Company.

In connection with the Exchange, on December 9, 2002, the Company, Market LLC and James LLC agreed to a recapitalization of the Company whereby $5.25 million in stated value of new series of preferred stock designated Series C Cumulative Convertible Preferred Stock (the "Series C Preferred") shall be issued by the Company. Please refer to Item 5 below for a description of the Series C Preferred.

Item 2.   Acquisition or Disposition of Assets.

The rights licensed from Eurotech in the Exchange consist of certain proprietary technology known as Acoustic Core used to detect illicit substances. The assets acquired from Crypto in the Exchange consist of cryptology software and related intellectual property.

Item 5.   Other Events.

On December 9, 2002, the Company agreed to retire $5.25 million of convertible promissory notes held by Market LLC and James LLC in exchange for the Company's issuance to them of the Series C Preferred. The Series will accrue dividends at the rate of 5% per year, payable in cash or common stock at the option of the holder. The Series C Preferred is redeemable at any time by the Company, and cannot be converted prior to 6 months after issuance without the Company's consent. The Series C Preferred is convertible into common stock at the option of the holder, at a conversion price ranging from 65% to 80% of the common stock's market price at the time of conversion.

On December 9, 2002, the registrant's board of directors appointed Ken P. Ducey, Robert Tarini and Del Kintner to the registrant's board of directors.

On December 10, 2002, Lawrence Shatsoff and David E. Danovitch resigned as directors of the registrant. Mr. Shatsoff resigned as the registrant's president, Del Kintner was appointed President of the registrant, and Ken P. Ducey was appointed Executive Vice President and Secretary of the registrant. Messrs. Shatsoff and Danovitch did not resign because of any disagreement with the registrant on any matter.

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Exhibits

  Exhibit 3.5 Certificate of Designations of Rights and Preferences of the Series C Cumulative Convertible Preferred Stock of Markland Technologies, Inc.

  Exhibit 10.4 Exchange Agreement among Markland Technologies, Inc., Market LLC and James LLC.

  Exhibit 10.5 Exchange Agreement dated December 9, 2002 by and among Eurotech, Ltd., Crypto.com, Inc., Markland Technologies, Inc., Security Technology, Inc., ipPartners, Inc., Markland LLC and James LLC.

  Exhibit 99.1 Press Release - Markland Announces Exchange of Promissory Note for Shares of Newly Issued Series C Convertible Stock

  Exhibit 99.2 Press Release - relating to Exchange Agreement among the Company, Eurotech, Ltd. and certain additional parties.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   MARKLAND TECHNOLOGIES, INC.

                                                   /s/  Ken Ducey
                                                        Secretary


Date:  December 19, 2002


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